Franklin Auto Trust 2001-2
Monthly Servicing Report

Collection Period:                                    May 2003
Distribution Date:                                    June 20, 2003
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,776      132,275,482.34       9.66%           67.52               62.92              4.60
      ii.    Non-Prime Loans          9,930      161,144,226.19      14.74%           67.40               61.18              6.22
      iii.   Sub-Prime Loans            545        6,580,292.26      19.70%           61.77               52.79              8.98
      iv.    Total Loans             18,251      300,000,000.79      12.61%           67.33               61.76              5.57

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  55,000,000.00   2.10375%  12/20/2002   35242RAJ3
      ii.    Class A-2 Notes  74,500,000.00      2.79%  08/20/2004   35242RAK0
      iii.   Class A-3 Notes  91,000,000.00      3.77%  02/20/2006   35242RAL8
      iv.    Class A-4 Notes  79,500,000.00      4.55%  07/20/2009   35242RAM6

   C.  Spread Account

      i.   Initial Cash Deposit                         0.00
      ii.  Spread Account Floor Amount          3,000,000.00
      iii. Specified Spread Account Amount      2.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  7,500,000.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                    Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              5,257       69,961,582.42       9.62%           68.44               47.59              20.85
      ii.    Non-Prime Loans          6,513       86,422,983.34      14.54%           67.97               46.12              21.85
      iii.   Sub-Prime Loans            320        3,157,451.29      19.28%           63.38               39.49              23.89
      iv.    Total Loans             12,090      159,542,017.05      12.48%           68.08               46.63              21.45

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes                       0.00           0.00
      ii.    Class A-2 Notes                       0.00           0.00
      iii.   Class A-3 Notes              80,042,017.05           0.00
      iv.    Class A-4 Notes              79,500,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                3,000,000.00
      ii.    Payment Provider Commitment                3,000,000.00

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Additional Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days   60-89 Days    90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           213,371.59    269,764.37  123,031.27   131,041.91     301,198.33               106,132.85
      ii.    Non-Prime Loans     1,594,348.54    707,459.31  492,376.46   342,616.61     642,952.60               467,772.07
      iii.   Sub-Prime Loans       124,631.24     73,672.80   20,734.06         0.00      59,999.69                60,255.50
      iv.    Total Loans         1,932,351.37  1,050,896.48  636,141.79   473,658.52   1,004,150.62               634,160.42


                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              15         17                 8          8               18                   7
      ii.    Non-Prime Loans         126         53                37         23               46                  41
      iii.   Sub-Prime Loans          12          8                 1          0                6                   5
      iv.    Total Loans             153         78                46         31               70                  53

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.30%        0.39%          0.18%      0.19%               0.43%                   0.15%
      ii.    Non-Prime Loans        1.84%        0.82%          0.57%      0.40%               0.74%                   0.54%
      iii.   Sub-Prime Loans        3.95%        2.33%          0.66%      0.00%               1.90%                   1.91%
      iv.    Total Loans            1.21%        0.66%          0.40%      0.30%               0.63%                   0.40%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.29%        0.32%          0.15%      0.15%               0.34%                   0.13%
      ii.    Non-Prime Loans        1.93%        0.81%          0.57%      0.35%               0.71%                   0.63%
      iii.   Sub-Prime Loans        3.75%        2.50%          0.31%      0.00%               1.88%                   1.56%
      iv.    Total Loans            1.27%        0.65%          0.38%      0.26%               0.58%                   0.44%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              5,088       66,515,289.56       9.63%           68.53               46.69              21.84
      ii.    Non-Prime Loans          6,319       82,561,422.16      14.54%           68.00               45.20              22.80
      iii.   Sub-Prime Loans            313        3,038,918.49      19.29%           63.41               38.54              24.87
      iv.    Total Loans             11,720      152,115,630.21      12.49%           68.14               45.72              22.42

   B.  Delinquencies in Period
                                  30-59 Days   60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           418,897.08     141,834.94  253,435.62    62,022.11     333,723.01             168,927.88
      ii.    Non-Prime Loans     2,103,832.84     612,373.89  462,026.16   387,420.56     528,859.43             502,992.70
      iii.   Sub-Prime Loans       219,162.60      41,383.74   56,501.76         0.00      43,971.23              20,734.06
      iv.    Total Loans         2,741,892.52     795,592.57  771,963.54   449,442.67     906,553.67             692,654.64

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              32         10             15             5             21                         9
      ii.    Non-Prime Loans         164         48             34            25             39                        42
      iii.   Sub-Prime Loans          22          5              6             0              6                         1
      iv.    Total Loans             218         63             55            30             66                        52

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.63%       0.21%          0.38%          0.09%          0.50%                    0.25%
      ii.    Non-Prime Loans        2.55%       0.74%          0.56%          0.47%          0.64%                    0.61%
      iii.   Sub-Prime Loans        7.21%       1.36%          1.86%          0.00%          1.45%                    0.68%
      iv.    Total Loans            1.80%       0.52%          0.51%          0.30%          0.60%                    0.46%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.63%       0.20%          0.29%          0.10%          0.41%                    0.18%
      ii.    Non-Prime Loans        2.60%       0.76%          0.54%          0.40%          0.62%                    0.66%
      iii.   Sub-Prime Loans        7.03%       1.60%          1.92%          0.00%          1.92%                    0.32%
      iv.    Total Loans            1.86%       0.54%          0.47%          0.26%          0.56%                    0.44%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                         1,637,429.24
             b.  Principal Collections                        6,733,732.20

      ii.    Net Liquidation Proceeds                           199,765.24
      iii.   Post Disposition Recoveries                         44,593.10
      iv.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00


   D.  Total Available
      i.     Total Interest Collections                       1,637,429.24
      ii.    Total Principal Collections                      6,933,497.44
      iii.   Collected Funds                                  8,570,926.68
      iv.    Reinvestment Income Collected in Spread Account      2,245.30

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                         159,542,017.05
      ii.    Principal Collections                            6,933,497.44
      iii.   Realized and Cram-Down Losses                      492,889.40
      iv.    Month End Pool Balance                         152,115,630.21

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        58,301.32
             b.  Non-prime Receivables @ 1.50%                  108,028.73
             c.  Sub-prime Receivables @ 2.00%                    5,262.42
             d.  Total Servicing Fee                            171,592.47
             e.  Total Receivables @ 1.25%                      166,189.60

      ii.    Base Servicing Fee (less of id. and ie.)           166,189.60
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             5,402.87
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                       5,402.87
      vii.   Supplemental Servicing Fee                          60,254.97
      viii.  Total Supplemental Servicing Fee                    60,254.97

   B.  Surety Fee
      i.     Surety Fee Rate                                          0.160%
      ii.    Base Surety Fee Due                                 21,272.27
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                21,272.27

   C.  Bond Interest
                                     Bond        Number                  Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes     2.10375%         30              0.00       0.00         0.00                   0.00
      ii.    Class A-2 Notes        2.79%         30              0.00       0.00         0.00                   0.00
      iii.   Class A-3 Notes        3.77%         30        251,465.34       0.00         0.00             251,465.34
      iv.    Class A-4 Notes        4.55%         30        301,437.50       0.00         0.00             301,437.50
      v.     Total                  4.16%                   552,902.84       0.00         0.00             552,902.84

   D.  Bond Principal

      i.     Beginning Note Balance                         159,542,017.05
      ii.    Current Pool Balance                           152,115,630.21
      iii.   Principal Distributable Amount                   7,426,386.84

   E.  Total Required Distributions                           8,166,751.55
   F.  Total Available Funds                                  8,615,519.78
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       3,002,245.30
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            3,000,000.00
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 8,615,519.78

Section V.  Waterfall for Distributions

   A.  Total Available Funds               8,615,519.78

                                                                                                        Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall         for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   166,189.60        166,189.60                 0.00          8,449,330.18
   C.  Surety Fee                                      21,272.27          21,272.27                 0.00          8,428,057.91
   D.  Note Interest                                  552,902.84         552,902.84                 0.00          7,875,155.07
   E.  Principal Distributable Amount               7,426,386.84       7,426,386.84                 0.00            448,768.23
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                 0.00            448,768.23
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                 0.00            448,768.23
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                 0.00            448,768.23
   I.  Reserve Deposit                                      0.00               0.00                 0.00            448,768.23
   J.  Payment of Additional Servicing Fee              5,402.87           5,402.87                 0.00            443,365.36
   K.  Deposit to Certificate Distribution Acct.      443,365.36         443,365.36                 0.00                  0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes             0.00                0.00               0.00           0.00          0.00             0.00
   B.  Class A-2 Notes             0.00                0.00               0.00           0.00          0.00             0.00
   C.  Class A-3 Notes    80,042,017.05        7,426,386.84      72,615,630.21     251,465.34    251,465.34             0.00
   D.  Class A-4 Notes    79,500,000.00                0.00      79,500,000.00     301,437.50    301,437.50             0.00
   E.  Total             159,542,017.05        7,426,386.84     152,115,630.21     552,902.84    552,902.84             0.00


Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  3.54%
      ii.    Previous Month                                 3.36%
      iii.   Second Previous Month                          5.36%
      iv.    Three-Month Average                            4.11%
      v.     Previous Three Month Average                   3.93%
      vi.    Second Previous Three Month Average            4.98%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            3,000,000.00
      ii.    Spread Account Specified Amount        6,000,000.00
      iii.   Spread Account Maximum Amount         15,211,563.02
      iv.    Spread Account Required Amount         3,000,000.00

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                 0.00          0.00      3,002,245.30     3,000,000.00
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                  0.00          0.00      3,002,245.30     3,000,000.00
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                           0.00          0.00      3,002,245.30     3,000,000.00
      iv.    Deposit to Spread Account from Waterfall                          0.00          0.00      3,002,245.30     3,000,000.00
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                  -2,245.30         0.00       3,000,000.00     3,000,000.00
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                      0.00          0.00      3,000,000.00     3,000,000.00
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                      0.00          0.00      3,000,000.00     3,000,000.00
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit       0.00          0.00      3,000,000.00     3,000,000.00
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured                 0.00          0.00      3,000,000.00     3,000,000.00

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.25%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                  146
   M.  Balance of Loans Extended During the Current
         Collection Period                                         2,054,276.83


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period    Current    Current Period
                              Cumulative       Current Period     Cumulative       Period       Prepayment
                              Charge Offs       Charge-Offs           Losses       Losses         Spread
                            ------------------------------------------------------------------------------------
   i.     Prime Loans        2,270,410.57        168,927.88     1,147,715.15     115,605.55       1.9002%
   ii.    Non-Prime Loans    9,217,013.00        502,992.70     5,184,104.88     317,330.18       1.7399%
   iii.   Sub-Prime Loans      528,261.88         20,734.06       330,326.42      15,360.57       1.3163%
   iv.    Total Loans       12,015,685.45        692,654.64     6,662,146.45     448,296.30       1.8037%





/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President